Exhibit 4.1

[Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP NO. 94986RK83	FACE AMOUNT: $

REGISTERED NO.

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES K

Due Nine Months or More From Date of Issue

Principal at Risk Securities Linked to the Worst Performing of the S&P 500® Index,

the SPDR® S&P Midcap 400® ETF Trust and the iShares® MSCI EAFE ETF

due April 28, 2022

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, an amount equal to the Redemption Amount (as defined below) on the Stated Maturity Date (as defined below), unless this Security is automatically called prior to the Stated Maturity Date as provided below under “Automatic Call,” and to pay Contingent Coupon Payments (as defined below) on the Face Amount of this Security to the extent provided herein on the Contingent Coupon Payment Dates specified herein at the Contingent Coupon Rate (as defined below) until the earlier of the Stated Maturity Date and the Call Settlement Date (as defined below), if any. The “Initial Stated Maturity Date” shall be April 28, 2022. If the Final Calculation Day (as defined below) is not postponed, the Initial Stated Maturity Date will be the “Stated Maturity Date.” If the Final Calculation Day is postponed, the “Stated Maturity Date” shall be the later of (i) the Initial Stated Maturity Date and (ii) the third Business Day (as defined below) after the Final Calculation Day as postponed.

“Face Amount” shall mean, when used with respect to this Security, the amount set forth on the face of this Security as its “Face Amount.”

Automatic Call

If the Closing Value (as defined below) of the Worst Performing Market Measure (as defined below) on any of the quarterly Calculation Days (as defined below) from October 2016 to January 2022, inclusive, is greater than or equal to its Starting Value (as defined below), this Security will be automatically called by the Company, and on the related Call Settlement Date the Holder hereof will receive the Call Price (as defined below) plus a final Contingent Coupon Payment. Unless the Company defaults in the payment of the Call Price plus the final Contingent Coupon Payment, this Security will cease to be outstanding on such Call Settlement Date, no additional Contingent Coupon Payments will be payable on this Security and the Holder hereof will have no further rights under this Security after such Call Settlement Date. The Holder hereof will not receive any notice from the Company in the event this Security is automatically called pursuant to the terms hereof. The “Call Price” is equal to the Face Amount of this Security. The “Call Settlement Date” for a Calculation Day shall be four Business Days after such Calculation Day, as such Calculation Day may be postponed as provided herein.

Payment of Contingent Coupon Payments, the Redemption Amount and the Call Price

On each quarterly Contingent Coupon Payment Date, the Company shall pay a Contingent Coupon Payment if, and only if, the Closing Value of the Worst Performing Market Measure on the related Calculation Day is greater than or equal to its Threshold Value (as defined below). A “Contingent Coupon Payment,” if payable as provided herein, shall be equal to the product of (i) the Face Amount of this Security, (ii) the Contingent Coupon Rate, and (iii) 90/360. The “Contingent Coupon Payment Dates” shall be the fourth Business Day following each Calculation Day, as each such Calculation Day may be postponed as herein provided, provided that the Contingent Coupon Payment Date with respect to the Final Calculation Day will be the Stated Maturity Date. The “Contingent Coupon Rate” is 9.00% per annum. Any Contingent Coupon Payments will be rounded to the nearest cent, with one-half cent rounded upward.

Any Contingent Coupon Payment so payable, and punctually paid or duly provided for, on any Contingent Coupon Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Contingent Coupon Payment next preceding such Contingent Coupon Payment Date. The Regular Record Date for a Contingent Coupon Payment Date shall be the date one Business Day prior to such Contingent Coupon Payment Date.

Any Contingent Coupon Payment not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of any Contingent Coupon Payment on this Security will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota; provided, however, that, at the option of the Company, payment of any Contingent Coupon Payment may be paid by check mailed to the Person entitled thereto at such Person’s last address as it appears in the Security Register or by wire transfer to such account as may have been designated by such Person. Payments of any Contingent Coupon Payment and the Redemption Amount or the Call Price, as applicable, on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota and at any other office or agency maintained by the Company for such purpose. Notwithstanding the foregoing, for so long as this Security is a Global Security registered in the name of the Depositary, any payments on this Security will be made to the Depositary by wire transfer of immediately available funds.

Payment of the Redemption Amount or the Call Price, as applicable, and any Contingent Coupon Payments on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Definitions Relating to Redemption Amount, the Call Price and Contingent Coupon Payments

If this Security is not automatically called prior to the Stated Maturity Date as provided above under “Automatic Call,” the “Redemption Amount” of this Security will equal:

•	if the Ending Value of the Worst Performing Market Measure on the Final Calculation Day (as defined below) is greater than or equal to its Threshold Value: the Face Amount; or

•	if the Ending Value of the Worst Performing Market Measure on the Final Calculation Day is less than its Threshold Value:

Face Amount x	Performance Factor of the Worst Performing Market Measure on the Final Calculation Day

All calculations with respect to the Redemption Amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the Redemption Amount will be rounded to the nearest cent, with one-half cent rounded upward.

“Market Measure” shall mean each of the S&P 500 Index, the SPDR S&P MidCap 400 ETF Trust and the iShares MSCI EAFE ETF.

The “Index” shall mean the S&P 500 Index.

The “Funds” or a “Fund” shall mean the SPDR S&P MidCap 400 ETF Trust and the iShares MSCI EAFE ETF.

The “Pricing Date” shall mean April 22, 2016.

The “Worst Performing Market Measure” on any Calculation Day will be the Market Measure with the lowest Performance Factor on that Calculation Day.

The “Performance Factor” with respect to a Market Measure on any Calculation Day is its Closing Value on such Calculation Day divided by its Starting Value (expressed as a percentage).

The “Closing Value” with respect to the Index on any Trading Day is its Closing Level on that Trading Day, and with respect to a Fund on any Trading Day is its Fund Closing Price on that Trading Day.

The “Starting Value” with respect to the S&P 500 Index is 2091.58, its Closing Value on the Pricing Date, with respect to the SPDR S&P MidCap 400 ETF Trust, is $268.70, its Closing Value on the Pricing Date, and with respect to the iShares MSCI EAFE ETF, is $59.54, its Closing Value on the Pricing Date.

The “Ending Value” of a Market Measure will be its Closing Value on the Final Calculation Day.

The “Threshold Value” with respect to the S&P 500 Index is 1464.106, which is equal to 70% of its Starting Value, with respect to the SPDR S&P MidCap 400 ETF Trust, is $188.09, which is equal to 70% of its Starting Value, and with respect to the iShares MSCI EAFE ETF is $41.678, which is equal to 70% of its Starting Value.

The “Closing Level” of the Index on any Trading Day means the official closing level of the Index reported by the Index Sponsor on such Trading Day, as obtained by the Calculation Agent on such Trading Day from the licensed third-party market data vendor contracted by the Calculation Agent at such time; in particular, taking into account the decimal precision and/or rounding convention employed by such licensed third-party market data vendor on such date, subject to the provisions set forth below under “—Market Disruption Events” and “—Discontinuance of the Index; Alteration of Method of Calculation.”

The “Fund Closing Price” with respect to a Fund on any Trading Day means the product of (i) the Closing Price of one share of such Fund (or one unit of any other security for which a Fund Closing Price must be determined) on such Trading Day and (ii) the Adjustment Factor applicable to such Fund on such Trading Day.

The “Closing Price” with respect to a share of a Fund (or one unit of any other security for which a Closing Price must be determined) on any Trading Day means the price, at the scheduled weekday closing time, without regard to after hours or any other trading outside the regular trading session hours, of the share on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the share (or any such other security) is listed or admitted to trading.

The “Adjustment Factor” means, with respect to a share of a Fund (or one unit of any other security for which a Fund Closing Price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of the Fund. See “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” below.

“Index Sponsor” shall mean the sponsor or publisher of the Index.

“Fund Sponsor” shall mean the sponsor of a Fund.

“Business Day” shall mean a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

The “Calculation Days” shall be the 22nd day of each January, April, July and October, commencing July 2016 and ending January 2022, and the Final Calculation Day. If any such day is not a Trading Day with respect to any Market Measure, that Calculation Day for each Market Measure will be postponed to the next succeeding day that is a Trading Day with respect to each Market Measure. A Calculation Day is also subject to postponement due to the occurrence of a Market Disruption Event (as defined below). The “Final Calculation Day” is April 22, 2022. If a Market Disruption Event occurs or is continuing with respect to any Market Measure on any Calculation Day, then such Calculation Day will be postponed for each Market Measure to the first succeeding day that is a Trading Day for each Market Measure and on which a Market Disruption Event has not occurred and is not continuing for any Market Measure; however, if such first succeeding Trading Day has not occurred as of the eighth day that is a Trading Day for each Market Measure after the originally scheduled Calculation Day, that eighth day shall be deemed to be the Calculation Day for each Market Measure. If a Calculation Day has been postponed to that eighth day and a Market Disruption Event occurs or is continuing with respect to any Market Measure on that eighth day, the Calculation Agent will determine the Closing Value of that Market Measure on that day (i) in the case of the Index, in accordance with the formula for and method of calculating the Closing Level of the Index last in effect prior to commencement of the Market Disruption Event, using the closing price (or, with respect to any relevant security, if a Market Disruption Event has occurred with respect to such security, its good faith estimate of the value of such security at the Scheduled Closing Time of the Relevant Stock Exchange for such security or, if earlier, the actual closing time of the regular trading session of such Relevant Stock Exchange) on that day of each security included in the Index and (ii) in the case of a Fund, based on its good faith estimate of the value of the shares (or other applicable securities) of such Fund as of the Close of Trading on that day. As used in clause (i) of the immediately preceding sentence, “closing price” means, with respect to any security on any date, the Relevant Stock Exchange traded or quoted price of such security as of the Scheduled Closing Time of the Relevant Stock Exchange for such security or, if earlier, the actual closing time of the regular trading session of such Relevant Stock Exchange.

“Calculation Agent Agreement” shall mean the Calculation Agent Agreement dated as of March 18, 2015 between the Company and the Calculation Agent, as amended from time to time.

“Calculation Agent” shall mean the Person that has entered into the Calculation Agent Agreement with the Company providing for, among other things, the determination of whether this Security will be automatically called on any of the quarterly Calculation Days from October 2016 to January 2022, inclusive, and whether a Contingent Coupon Payment will be made, the Call Price, if any, and the Redemption Amount, if any, which term shall, unless the context otherwise requires, include its successors under such Calculation Agent Agreement. The initial Calculation Agent shall be Wells Fargo Securities, LLC. Pursuant to the Calculation Agent

Agreement, the Company may appoint a different Calculation Agent from time to time after the initial issuance of this Security without the consent of the Holder of this Security and without notifying the Holder of this Security.

Certain Definitions

A “Trading Day” with respect to the Index means a day, as determined by the Calculation Agent, on which (i) the Relevant Stock Exchanges with respect to each security underlying the Index are scheduled to be open for trading for their respective regular trading sessions and (ii) each Related Futures or Options Exchange is scheduled to be open for trading for its regular trading session. The “Relevant Stock Exchange” for any security underlying the Index means the primary exchange or quotation system on which such security is traded, as determined by the Calculation Agent. The “Related Futures or Options Exchange” for the Index means an exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to the Index.

A “Trading Day” with respect to a Fund means a day, as determined by the Calculation Agent, on which the Relevant Stock Exchange and each Related Futures or Options Exchange with respect to such Fund are scheduled to be open for trading for their respective regular trading sessions. The “Relevant Stock Exchange” for any Fund means the primary exchange or quotation system on which shares (or other applicable securities) of such Fund are traded, as determined by the Calculation Agent. The “Related Futures or Options Exchange” for any Fund means each exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to such Fund.

Discontinuance Of The Index; Alteration Of Method Of Calculation

If the Index Sponsor discontinues publication of the Index, and such Index Sponsor or another entity publishes a successor or substitute equity index that the Calculation Agent determines, in its sole discretion, to be comparable to the Index (a “Successor Equity Index”), then, upon the Calculation Agent’s notification of that determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Equity Index as calculated by the relevant Index Sponsor or any other entity for purposes of calculating the Closing Level of the Index on any date of determination. Upon any selection by the Calculation Agent of a Successor Equity Index, the Company will cause notice to be given to the Holder of this Security.

In the event that the Index Sponsor discontinues publication of the Index prior to, and the discontinuance is continuing on, a Calculation Day and the Calculation Agent determines that no Successor Equity Index is available at such time, the Calculation Agent will calculate a substitute Closing Level for the Index in accordance with the formula for and method of calculating the Index last in effect prior to the discontinuance, but using only those securities that comprised the Index immediately prior to that discontinuance. If a Successor Equity Index is selected or the Calculation Agent calculates a level as a substitute for the Index, the Successor Equity Index or level will be used as a substitute for the Index for all purposes, including the purpose of determining whether a Market Disruption Event exists.

If on a Calculation Day the Index Sponsor fails to calculate and announce the level of the Index, the Calculation Agent will calculate a substitute Closing Level of the Index in accordance with the formula for and method of calculating the Index last in effect prior to the failure, but using only those securities that comprised the Index immediately prior to that failure; provided that, if a Market Disruption Event occurs or is continuing on such day with respect to the Index, then the provisions set forth above under the definition of “Calculation Days” shall apply in lieu of the foregoing.

If at any time the Index Sponsor makes a material change in the formula for or the method of calculating the Index, or in any other way materially modifies the Index (other than a modification prescribed in that formula or method to maintain the Index in the event of changes in constituent stock and capitalization and other routine events), then, from and after that time, the Calculation Agent will, at the close of business in New York, New York, on each date that the Closing Level of the Index is to be calculated, calculate a substitute Closing Level of the Index in accordance with the formula for and method of calculating the Index last in effect prior to the change, but using only those securities that comprised the Index immediately prior to that change. Accordingly, if the method of calculating the Index is modified so that the level of the Index is a fraction or a multiple of what it would have been if it had not been modified, then the Calculation Agent will adjust the Index in order to arrive at a level of the Index as if it had not been modified.

Anti-dilution Adjustments Relating to a Fund; Alternate Calculation

Anti-dilution Adjustments

The Calculation Agent will adjust the Adjustment Factor with respect to a Fund as specified below if any of the events specified below occurs with respect to such Fund and the effective date or ex-dividend date, as applicable, for such event is after the Pricing Date and on or prior to the Final Calculation Day.

The adjustments specified below do not cover all events that could affect a Fund. The Calculation Agent may, in its sole discretion, make additional adjustments to any terms of this Security upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, such Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of this Security. In addition, the Calculation Agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the Calculation Agent determines that such adjustments do not properly reflect the economic consequences of the events specified herein or would not preserve the relative investment risks of this Security. All determinations made by the Calculation Agent in making any adjustments to the terms of this Security, including adjustments that are in addition to, or that differ from, those described herein, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of this Security, the Calculation Agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected Fund.

For any event described below, the Calculation Agent will not be required to adjust the Adjustment Factor unless the adjustment would result in a change to the Adjustment Factor then in effect of at least 0.10%. The Adjustment Factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred, then once such split has become effective, the Adjustment Factor will be adjusted to equal the product of the prior Adjustment Factor and the number of securities which a holder of one share (or other applicable security) of such Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) to which this Security is linked has been made by such Fund ratably to all holders of record of such shares (or other applicable security), then the Adjustment Factor will be adjusted on the ex-dividend date to equal the prior Adjustment Factor plus the product of the prior Adjustment Factor and the number of shares (or other applicable security) of such Fund which a holder of one share (or other applicable security) of such Fund before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of such Fund paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an Extraordinary Dividend (as defined below) has occurred, then the Adjustment Factor will be adjusted on the ex-dividend date to equal the product of the prior Adjustment Factor and a fraction, the numerator of which is the Closing Price per share (or other applicable security) of such Fund on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Price per share (or other applicable security) of such Fund on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount (as defined below).

For purposes of determining whether an Extraordinary Dividend has occurred:

(1)	“Extraordinary Dividend” means any cash dividend or distribution (or portion thereof) that the Calculation Agent determines, in its sole discretion, is extraordinary or special; and

(2)

“Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for the securities of such Fund will equal the amount per share (or other applicable security) of such Fund of the applicable cash dividend or distribution that is attributable to the Extraordinary Dividend, as determined by the Calculation Agent in its sole discretion.

A distribution on the securities of a Fund described below under the section entitled “—Reorganization Events” below that also constitutes an Extraordinary Dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If a Fund declares or makes a distribution to all holders of the shares (or other applicable security) of such Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the Calculation Agent may, in its sole discretion, make such adjustment (if any) to the Adjustment Factor as it deems appropriate in the circumstances. If the Calculation Agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of this Security that results solely from the applicable event.

(E)	Reorganization Events

If a Fund, or any Successor Fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and such Fund to which this Security is linked is not the surviving entity (a “Reorganization Event”), then, on or after the date of such event, the Calculation Agent shall, in its sole discretion, make an adjustment to the Adjustment Factor or the method of determining the Redemption Amount or any other terms of this Security as the Calculation Agent determines appropriate to account for the economic effect on this Security of such event, and determine the effective date of that adjustment. If the Calculation Agent determines that no adjustment that it could make will produce a commercially reasonable result, then the Calculation Agent may deem such event a Liquidation Event (as defined below).

Liquidation Events

If a Fund is de-listed, liquidated or otherwise terminated (a “Liquidation Event”), and a successor or substitute exchange traded fund exists that the Calculation Agent determines, in its sole discretion, to be comparable to such Fund, then, upon the Calculation Agent’s notification of that determination to the Trustee and the Company, any subsequent Fund Closing Price for such Fund will be determined by reference to the Fund Closing Price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “Successor Fund”), with such adjustments as the Calculation Agent determines are appropriate to account for the economic effect of such substitution on the holder of this Security.

If a Fund undergoes a Liquidation Event prior to, and such Liquidation Event is continuing on, the date that any Fund Closing Price of such Fund is to be determined and the

Calculation Agent determines that no Successor Fund is available at such time, then the Calculation Agent will, in its discretion, calculate the Fund Closing Price for such Fund on such date by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate such Fund, provided that if the Calculation Agent determines in its discretion that it is not practicable to replicate such Fund (including but not limited to the instance in which the sponsor of the index underlying such Fund discontinues publication of that index), then the Calculation Agent will calculate the Fund Closing Price for such Fund in accordance with the formula last used to calculate such Fund Closing Price before such Liquidation Event, but using only those securities that were held by such Fund immediately prior to such Liquidation Event without any rebalancing or substitution of such securities following such Liquidation Event.

If a Successor Fund is selected or the Calculation Agent calculates the Fund Closing Price as a substitute for such Fund, such Successor Fund or Fund Closing Price will be used as a substitute for such Fund for all purposes, including for purposes of determining whether a Market Disruption Event exists.

If any event is both a Reorganization Event and a Liquidation Event, such event will be treated as a Reorganization Event for purposes of this Security unless the Calculation Agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating a Fund or a Successor Fund, or the related index underlying such Fund or Successor Fund, is changed in a material respect, or if a Fund or a Successor Fund is in any other way modified so that such Fund does not, in the opinion of the Calculation Agent, fairly represent the price of the securities of such Fund or such Successor Fund had such changes or modifications not been made, then the Calculation Agent may, at the close of business in New York City on the date that any Fund Closing Price is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a Closing Price of a Fund comparable to such Fund or such Successor Fund, as the case may be, as if such changes or modifications had not been made, and calculate the Fund Closing Price and the Redemption Amount with reference to such adjusted Closing Price of such Fund or such Successor Fund, as applicable.

Market Disruption Events

A “Market Disruption Event” with respect to the Index means any of the following events as determined by the Calculation Agent in its sole discretion:

(A)

The occurrence or existence of a material suspension of or limitation imposed on trading by the Relevant Stock Exchanges or otherwise relating to securities which then comprise 20% or more of the level of the Index or any Successor Equity Index at any time during the one-hour period that ends at the Close of Trading on that day, whether by reason of movements in price exceeding limits permitted by those Relevant Stock Exchanges or otherwise.

(B)

The occurrence or existence of a material suspension of or limitation imposed on trading by any Related Futures or Options Exchange or otherwise in futures or options contracts relating to the Index or any Successor Equity Index on any Related Futures or Options Exchange at any time during the one-hour period that ends at the Close of Trading on that day, whether by reason of movements in price exceeding limits permitted by the Related Futures or Options Exchange or otherwise.

(C)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of the Index or any Successor Equity Index on their Relevant Stock Exchanges at any time during the one-hour period that ends at the Close of Trading on that day.

(D)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to the Index or any Successor Equity Index on any Related Futures or Options Exchange at any time during the one-hour period that ends at the Close of Trading on that day.

(E)

The closure on any Exchange Business Day of the Relevant Stock Exchanges on which securities that then comprise 20% or more of the level of the Index or any Successor Equity Index are traded or any Related Futures or Options Exchange with respect to the Index or any Successor Equity Index prior to its Scheduled Closing Time unless the earlier closing time is announced by the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, and (2) the submission deadline for orders to be entered into the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, system for execution at such actual closing time on that day.

(F)	The Relevant Stock Exchange for any security underlying the Index or Successor Equity Index or any Related Futures or Options Exchange fails to open for trading during its regular trading session.

For purposes of determining whether a Market Disruption Event has occurred with respect to the Index:

(1)

the relevant percentage contribution of a security to the level of the Index or any Successor Equity Index will be based on a comparison of (x) the portion of the level of the Index attributable to that security and (y) the overall level of the Index or Successor Equity Index, in each case immediately before the occurrence of the Market Disruption Event;

(2)

the “Close of Trading” on any Trading Day for the Index or any Successor Equity Index means the Scheduled Closing Time of the Relevant Stock Exchanges with respect to the securities underlying the Index or Successor Equity Index on such Trading Day; provided that, if the actual closing time of the regular trading session of any such Relevant Stock Exchange is earlier than its Scheduled Closing Time on such Trading Day, then (x) for purposes of clauses (A) and (C) of the definition of “Market Disruption Event” above, with respect to any security underlying the Index or Successor Equity Index for which such Relevant Stock Exchange is its Relevant Stock Exchange, the “Close of Trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “Market Disruption Event” above, with respect to any futures or options contract relating to the Index or Successor Equity Index, the “Close of Trading” means the latest actual closing time of the regular trading session of any of the Relevant Stock Exchanges, but in no event later than the Scheduled Closing Time of the Relevant Stock Exchanges;

(3)

the “Scheduled Closing Time” of any Relevant Stock Exchange or Related Futures or Options Exchange on any Trading Day for the Index or any Successor Equity Index means the scheduled weekday closing time of such Relevant Stock Exchange or Related Futures or Options Exchange on such Trading Day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)

an “Exchange Business Day” means any Trading Day for the Index or any Successor Equity Index on which each Relevant Stock Exchange for the securities underlying the Index or any Successor Equity Index and each Related Futures or Options Exchange with respect to the Index or any Successor Equity Index are open for trading during their respective regular trading sessions, notwithstanding any such Relevant Stock Exchange or Related Futures or Options Exchange closing prior to its Scheduled Closing Time.

A “Market Disruption Event” with respect to a Fund means any of the following events as determined by the Calculation Agent in its sole discretion:

(A)

The occurrence or existence of a material suspension of or limitation imposed on trading by the Relevant Stock Exchange or otherwise relating to the shares (or other applicable securities) of such Fund or any Successor Fund (as defined below) on the Relevant Stock Exchange at any time during the one-hour period that ends at the Close of Trading on such day, whether by reason of movements in price exceeding limits permitted by such Relevant Stock Exchange or otherwise.

(B)

The occurrence or existence of a material suspension of or limitation imposed on trading by any Related Futures or Options Exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such Fund or any Successor Fund on any Related Futures or Options Exchange at any time during the one-hour period that ends at the Close of Trading on that day, whether by reason of movements in price exceeding limits permitted by the Related Futures or Options Exchange or otherwise.

(C)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of such Fund or any Successor Fund on the Relevant Stock Exchange at any time during the one-hour period that ends at the Close of Trading on that day.

(D)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of such Fund or any Successor Fund on any Related Futures or Options Exchange at any time during the one-hour period that ends at the Close of Trading on that day.

(E)

The closure of the Relevant Stock Exchange or any Related Futures or Options Exchange with respect to such Fund or any Successor Fund prior to its Scheduled Closing Time unless the earlier closing time is announced by the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, and (2) the submission deadline for orders to be entered into the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, system for execution at the Close of Trading on that day.

(F)	The Relevant Stock Exchange or any Related Futures or Options Exchange with respect to such Fund or any Successor Fund fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a Fund:

(1)	“Close of Trading” means the Scheduled Closing Time of the Relevant Stock Exchange with respect to such Fund or any Successor Fund; and

(2)

the “Scheduled Closing Time” of the Relevant Stock Exchange or any Related Futures or Options Exchange on any Trading Day for such Fund or any Successor Fund means the scheduled weekday closing time of such Relevant Stock Exchange or Related Futures or Options Exchange on such Trading Day, without regard to after hours or any other trading outside the regular trading session hours.

Calculation Agent

The Calculation Agent will determine whether this Security will be automatically called on any of the quarterly Calculation Days from October 2016 to January 2022, inclusive, and whether a Contingent Coupon Payment will be made, the Call Price, if any, and the Redemption Amount, if any. In addition, the Calculation Agent will (i) determine if adjustments are required to the Closing Value of a Market Measure under the circumstances described in this Security, (ii) if publication of the Index is discontinued, select a Successor Equity Index or, if no Successor Equity Index is available, determine the Closing Value of such Index under the circumstances described in this

Security, (iii) if a Fund undergoes a Liquidation Event, select a Successor Fund or, if no Successor Fund is available, determine the Fund Closing Price of such Fund; and (iv) determine whether a Market Disruption Event has occurred.

The Company covenants that, so long as this Security is Outstanding, there shall at all times be a Calculation Agent (which shall be a broker-dealer, bank or other financial institution) with respect to this Security.

All determinations made by the Calculation Agent with respect to this Security will be at the sole discretion of the Calculation Agent and, in the absence of manifest error, will be conclusive for all purposes and binding on the Company and the Holder of this Security.

Redemption and Repayment

This Security is not subject to repayment at the option of the Holder hereof prior to April 28, 2022. Except as set forth above under “Automatic Call,” this Security is not subject to redemption prior to April 28, 2022. This Security is not entitled to any sinking fund.

Acceleration

If an Event of Default, as defined in the Indenture, with respect to this Security shall occur and be continuing, the Redemption Amount (calculated as set forth in the next two sentences) of this Security may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Redemption Amount hereof calculated as provided herein, plus a portion of a final Contingent Coupon Payment, if any. The Redemption Amount and any final Contingent Coupon Payment will be calculated as though the date of acceleration were the Final Calculation Day. The final Contingent Coupon Payment, if any, will be prorated from and including the immediately preceding Contingent Coupon Payment Date to but excluding the date of acceleration.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[The remainder of this page has been left intentionally blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:

WELLS FARGO & COMPANY

By:
Its:

[SEAL]

Attest:

Its:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A., as Authenticating Agent for the Trustee

By:
Authorized Signature

[Reverse of Note]

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES K

Due Nine Months or More From Date of Issue

Principal at Risk Securities Linked to the Worst Performing of the S&P 500® Index,

the SPDR® S&P Midcap 400® ETF Trust and the iShares® MSCI EAFE ETF

due April 28, 2022

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of July 21, 1999, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series of the Securities designated as Medium-Term Notes, Series K, of the Company, which series is limited to an aggregate principal amount or face amount, as applicable, of $25,000,000,000 or the equivalent thereof in one or more foreign or composite currencies. The amount payable on the Securities of this series may be determined by reference to the performance of one or more equity-, commodity- or currency-based indices, exchange traded funds, securities, commodities, currencies, statistical measures of economic or financial performance, or a basket comprised of two or more of the foregoing, or any other market measure or may bear interest at a fixed rate or a floating rate. The Securities of this series may mature at different times, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all and be denominated in different currencies.

Article Sixteen of the Indenture shall not apply to this Security.

The Securities are issuable only in registered form without coupons and will be either (a) book-entry securities represented by one or more Global Securities recorded in the book-entry system maintained by the Depositary or (b) certificated securities issued to and registered in the names of, the beneficial owners or their nominees.

The Company agrees, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest against a Holder of this Security.

Modification and Waivers

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the

Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together as a class. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together as a class, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Solely for the purpose of determining whether any consent, waiver, notice or other action or Act to be taken or given by the Holders of Securities pursuant to the Indenture has been given or taken by the Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to be equal to the amount set forth on the face hereof as the “Face Amount” hereof. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Defeasance

Section 403 and Article Fifteen of the Indenture and the provisions of clause (ii) of Section 401(1)(B) of the Indenture, relating to defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, shall not apply to this Security. The remaining provisions of Section 401 of the Indenture shall apply to this Security.

Authorized Denominations

This Security is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

Registration of Transfer

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series, with the same terms as this Security, in authorized denominations for an equal aggregate Face Amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, bearing interest at the same rate, having the same date of issuance, Stated Maturity Date and other terms and of authorized denominations aggregating a like amount.

This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Obligation of the Company Absolute

No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Contingent Coupon Payments, if any, and the Redemption Amount or the Call Price, as applicable, on this Security at the times, place and rate, and in the coin or currency, herein prescribed, except as otherwise provided in this Security.

No Personal Recourse

No recourse shall be had for the payment of any Contingent Coupon Payments or the Redemption Amount or the Call Price, as applicable, on this Security or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

Defined Terms

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

Governing Law

This Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common

TEN ENT	--	as tenants by the entireties

JT TEN	--	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	--		Custodian
		(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint                                      attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.